Exhibit 10

Allstate Finance Company, LLC

3100 Sanders Road

Northbrook, IL  60062

Re: Agent Loans Sale Agreement and Assignment for those Agent Loans and Loan Commitments listed on Exhibit A (“Sale Agreement”)

Allstate Bank (“Seller”), by this Sale Agreement, hereby agrees to sell, assign, transfer and deliver to Allstate Finance Company, LLC (“Purchaser”) without recourse on November 4, 2011 (or such other alternative date as the parties mutually agree) (the “Effective Date”), all of its rights, title and interest in, to and under those certain agent loans, including accrued but unpaid interest thereon, and all existing unfunded agent loan commitments, as listed on Exhibit A attached hereto (collectively, the “Loans”). The foregoing shall specifically include, but not by way of limitation: (i) promissory notes or other evidences of indebtedness secured in whole or part by assignments or other transfer memorialization of commission streams; (ii) termination payment provision payments or life insurance proceeds as applicable; (iii) all personal guarantees and any security interest in personal property given to secure the debt obligation secured by the respective Loan transaction; and (iv) all claims (including “claims” as defined in the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), § 101(5)), suits, causes of action, and any other right of Seller, whether known or unknown, against any obligor, any guarantor of an obligor’s obligations or any of their affiliates, agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including, to the extent permitted under applicable law, all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Seller against any attorney, accountant, financial advisor, or other person or entity arising under or in connection with the foregoing, in each case, solely to the extent related to the Loans (collectively, the “Claims”).  In this Sale Agreement, an agent to whom a Loan was extended may also be referred to as the “obligor”.

Purchaser hereby purchases the Loans pursuant to the terms set forth in this Sale Agreement and on the Purchase Price Schedule attached hereto.

1.             In order to induce Purchaser to purchase the Loans, Seller hereby represents and warrants to Purchaser that:

(a)           Seller is duly organized and validly existing and in good standing under the laws of the jurisdiction of its charter and has the proper power and authority to enter into and perform its obligations under this Sale Agreement and to sell, assign, transfer and deliver to the Purchaser the Loans.

(b)           This Sale Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, Seller, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c)           Seller is the legal, record and beneficial owner of the Loans.  Seller has, and will have as of the Effective Date, good and valid title to the Loans, free and clear of all liens, claims, security interests, defenses, rights of set-off, options or encumbrances of any kind (“Encumbrances”); and, upon delivery of such Loans and payment therefor pursuant hereto, good and valid title to such Loans, free and clear of all Encumbrances, will be transferred to Purchaser.  The Loans are not subject to any prior sale, transfer, assignment or participation by Seller or any agreement by Seller to assign, convey, transfer or participate, in whole or in part.

(d)           Seller’s execution, delivery, and performance of this Sale Agreement, the sale and delivery of the Loans to be sold hereunder, and consummation of the transactions contemplated hereby will not result in a breach or violation of any provision of (i) Seller’s organizational documents, (ii) any statute, law, writ, order, rule or regulation of any governmental authority applicable to Seller, (iii) any judgment, injunction, decree or determination applicable to Seller or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which Seller may be bound or to which any of the assets of Seller are subject.

(e)           No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency or other third party, that has not been obtained is required for Seller’s execution, delivery and performance of this Sale Agreement, the sale and delivery of the Loans being sold hereunder, or consummation of the transactions contemplated hereby.

(f)            Seller has received no notice and has no actual knowledge that the Loans (i) were not duly authorized, executed, issued and delivered and (ii) do not now constitute valid and legally binding obligations of the obligor enforceable in accordance with their terms (except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles).

(g)           At the Effective Date, (i) the information set forth on Exhibit A is complete, true and correct in all material respects, and (ii) all necessary and appropriate documents evidencing the transfer to Purchaser of the Loans will be executed by a person duly authorized to do so, will be lawfully delivered, and will be valid, binding and enforceable in accordance with such documents’ terms.

(h)           To the best of Seller’s knowledge, there are no conditions or restrictions applicable to the Loans that would prohibit the assignment thereof to Purchaser.

2.             In order to induce Seller to sell the Loans, Purchaser hereby makes the following representations and warranties:

(a)           Purchaser is duly organized and validly existing and in good standing under the laws and jurisdiction of its formation or incorporation, and has the corporate or other power and authority to purchase and hold the Loans and to enter into and perform its obligations under this Sale Agreement.

(b)           This Sale Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, Purchaser, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principals.

(c)           Purchaser’s execution, delivery, and performance of this Sale Agreement, the purchase of the Loans to be purchased hereunder, and the consummation of the transactions contemplated hereby will not result in a breach of any provision of (i) Purchaser’s organizational documents, (ii) any statute, law, writ, order, rule, or regulation of any governmental authority applicable to Purchaser, (iii) any judgment, injunction, decree or determination applicable to Purchaser, or (iv) any contract, indenture, mortgage, loan agreement, note, lease, or other instrument by which Purchaser may be bound or to which any of the assets of Purchaser are subject.

(d)           No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency or other third party that has not been obtained is required for Purchaser’s execution, delivery and performance of this Sale Agreement, the purchase of the Loans being purchased hereunder, or consummation of the transactions contemplated hereby.

3.             The sale, assignment and transfer of the Loans and the foregoing representations, warranties and agreements of each of Seller and Purchaser shall be deemed made on and at the date of Seller’s transfer of the Loans to Purchaser or its nominee.  Purchaser shall have no recourse against Seller, nor shall Seller incur any liability, for any misstatement (whether material or immaterial) or omission (whether negligent or otherwise) of any signatory to or any of the other parties to the Loans (other than of Seller to the extent set forth herein).

4.             Seller and Purchaser hereby agree that in consideration of the transfer to Purchaser by Seller of the Loans pursuant hereto, Purchaser, upon delivery to Purchaser of the Loans, together with duly authorized documents as appropriate to effect transfer, will pay to Seller by wire transfer of immediately available funds the amount determined in accordance with the attached Purchase Price Schedule and in accordance with the payment wiring instructions set forth on the Purchase Price Schedule (or such other account of Seller as Seller may direct).  Transfer of the Loans will take place pursuant to the following instructions: Seller will deliver the originals of the Loans and all supporting documentation to:

Allstate Finance Company, LLC

3100 Sanders Road

Northbrook, Illinois 60062

5.             From and after the date hereof, each of Purchaser and Seller covenants and agrees to execute and deliver all such agreements, instruments and documents or modifications, including (but not by way of limitation) assignments, U.C.C. filings of assignment or modification, and to take all such further actions as the other party may reasonably request from time to time (at the requesting party’s expense) to carry out the intent and purposes and to consummate the transactions contemplated hereby and to fully effect the transfer of the Loans to Purchaser.

6.             If at any time after the closing of the transactions contemplated hereby, Seller receives any payment or other distributions of cash (including principal, interest, or premium), notes, securities, or other property (including collateral) or proceeds under or in respect of the Loans (a “Distribution”), Seller shall (i) accept and hold the Distribution for the account and sole benefit of Purchaser, (ii) have no equitable or beneficial interest in the Distribution, and (iii) promptly deliver the Distribution to Purchaser in accordance with the wiring instructions set forth on the Purchase Price Schedule (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law).

7.             Both parties shall maintain the confidentiality of the terms of this transaction unless otherwise required by law or regulatory authority, except that the parties may disclose the terms of the transaction to respective attorneys, accountants, and other advisors.

8.             Each party shall bear its own costs and expenses in connection with the preparation, execution and enforcement of this Sale Agreement.

9.             The respective agreements, representations, warranties and other statements of Seller and Purchaser set forth in or made pursuant to this Sale Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of Purchaser or Seller or any of their respective partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Loans sold hereunder.

10.           This Sale Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely within such state.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS SALE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SALE AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

11.           This Sale Agreement will inure to the benefit of and be binding upon the parties hereto, and in each case their respective successors, and no other person will have any right or obligation hereunder.

12.           The invalidity or unenforceability of any section, paragraph or provision of this Sale Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Sale Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made changes (and only such changes) as are necessary to make it valid and enforceable.

13.           This Sale Agreement constitutes the entire agreement of the parties related to the sale of the Loans and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Sale Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.           This Sale Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[SIGNATURE PAGE FOLLOWS]

Allstate Bank

By:	/s/ Nick Georgakopoulos
Name: Nick Georgakopoulos
Title: President
Date: November 4, 2011

Accepted and agreed to this 4th day of November, 2011.

Allstate Finance Company, LLC

By:	/s/ Mario Rizzo
Name: Mario Rizzo
Title: Senior Vice President and Treasurer